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                                   EXHIBIT 99
             Exchange Agreement dated as of December 8, 1997, among
            Checkers and Rally's, Fidelity, CKE and others as listed.




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                                                                  EXHIBIT 99

                              EXCHANGE AGREEMENT

           This EXCHANGE AGREEMENT (the "Agreement"), dated as of December 8, 1997, is made by and between RALLY'S HAMBURGERS, INC., a Delaware corporation (the "Company" or "Rally's"), on the one hand, and CKE RESTAURANTS, INC., a Delaware corporation ("CKE"), FIDELITY NATIONAL FINANCIAL, INC., a Delaware corporation ("FNF"), GIANT GROUP, LTD., a Delaware corporation ("GIANT") and the other parties set forth on Exhibit A attached hereto (referred to collectively herein as the "Sellers," and individually as a "Seller"), on the other hand, with reference to the following facts:

           A. Sellers are the owners of record, as of September 19, 1997, of an aggregate of 19,100,960 shares of Common Stock, par value $0.001 per share (the "Checkers Common Stock"), of Checkers Drive-In Restaurants, Inc., a Delaware corporation ("Checkers").

           B. Each Seller desires to sell, and the Company desires to buy, the shares of Checkers Common Stock owned by such Seller as set forth on Exhibit A hereto on the terms and conditions set forth herein.

           C. As consideration for the shares of Checkers Common Stock acquired by the Company pursuant hereto, the Company will issue an aggregate of up to 3,909,336 shares of the Company's common stock, par value $0.10 per share (the "Rally's Common Stock"), and will authorize and issue an aggregate of up to 45,667 shares of the Company's Series A Preferred Stock, $0.10 par value per share (the "Series A Stock"), on the terms set forth in the form of Certificate of Designation attached hereto as Exhibit B (the "Certificate of Designation").

           D. The number of shares of Rally's Common Stock and Series A Stock issued in exchange for the Checkers Common Stock bought and sold pursuant to this Agreement will be based on the ratio of 0.44375 shares of Rally's Common Stock for each share of Checkers Common Stock.

           NOW, THEREFORE, the parties agree as follows:

                                   ARTICLE 1
                               PURCHASE AND SALE

           1.1. Purchase and Sale. Subject to the provisions of this Agreement, on the Closing Date (as defined herein), the Sellers will sell and transfer to the Company, and the Company will purchase from the Sellers, the number of shares of Checkers Common Stock set forth opposite the respective Seller's name on Exhibit A hereto (collectively, the "Checkers Shares").

           1.2. Consideration; Exchange of Stock. In exchange for the Checkers Shares transferred by each of the Sellers, the Company will issue and cause to be delivered to each Seller



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the number of shares of Rally's Common Stock and Series A Stock set forth opposite the respective Seller's name on Exhibit A hereto (collectively, the "Rally's Shares").

           1.3. Closing; Closing Date. The purchase and sale of the Checkers Shares pursuant to Section 1.1 (the "Closing") shall take place at the offices of Christensen, Miller, Fink, Jacobs, Glaser, Weil & Shapiro, LLP, 2121 Avenue of the Stars, 18th Floor, Los Angeles, California 90067, or at such other place as may be agreed upon by the Company and Sellers, at 10:00 a.m. local time on the third business day after the later of termination or expiration of all waiting periods required for consummation of this Agreement under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR"), or receipt of the fairness opinion referred to in Section 5.1 hereof, or at such other time as may be mutually agreed upon by the Company and the Sellers (the "Closing Date").

           1.4.       Transactions at Closing. At the Closing,

                      (a) The Company shall deliver to each Seller or such Seller's representative:

                                 (i)        A duly executed Compliance
Certificate, substantially in the form of Exhibit C hereto;

                                 (ii)       A duly executed Certificate of
Designation, stamped to show that it has been filed with the Secretary of State of the State of Delaware;

                                 (iii)      Certificates registered in the
names of the Seller representing the number of Rally's Shares to be issued to such Seller pursuant to Section 1.2 hereof;

                                 (iv)       A copy of the Notification of
Listing of Additional Shares to be delivered to the NASDAQ National Market with respect to the Rally's Shares; and

                                 (v)        Such other documents and
instruments as the Sellers and their counsel may reasonably request relating to the consummation of this Agreement.

                      (b)        Each Seller shall deliver to the Company:

                                 (i)        A duly executed Compliance
Certificate, substantially in the form of Exhibit D hereto;

                                 (ii)       Certificate(s) representing the
Checkers Shares being delivered by such Seller pursuant to Section 1.1 hereof, duly endorsed for transfer or together with a stock power duly executed in blank, together with any opinions of counsel required by the transfer agent for the Checkers Common Stock in connection with the transfer of the Checkers Shares to the Company; and

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                                 (iii)      Such other documents and
instruments as the Company may reasonably request relating to the consummation of this Agreement.

                      (c) The conditions set forth in Articles 5 and 6 hereof shall have been satisfied or waived as provided therein.

                                   ARTICLE 2
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

           The Company represents and warrants that:

           2.1. Organization, Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to own, lease and operate its property and assets and to conduct its business as presently and proposed to be conducted by it. The Company is in good standing under the laws of all jurisdictions in which the Company is required to qualify to do business, except where the failure to so qualify would not result in a Company Material Adverse Effect (as hereinafter defined).

           2.2.       Capitalization.

                      (a) Authorized Capital Stock. Immediately prior to the Closing, the authorized capital stock of the Company will consist of:

                                 (i)        Common Stock. 50,000,000 shares of
Common Stock, par value $0.10 per share (the "Common Stock"), of which (A) 20,649,454 shares are issued and outstanding as of the date of this Agreement; and (B) 10,989,282 shares are initially reserved for issuance upon exercise of the warrants and options listed in Schedule 2.2(a)(i) hereto. The Company has reserved a sufficient number of shares of unissued Common Stock to enable it to issue the Common Stock being issued pursuant to this Agreement, both at Closing and upon conversion of the Series A Stock into Common Stock.

                                 (ii)       Preferred Stock. 5,000,000 shares
of Preferred Stock, $0.10 par value per share, of which 45,632 shares have been designated as Series A Stock pursuant to the Certificate of Designation and none of which will be issued and outstanding prior to the Closing Date.

                      (b) Warrants, Options and Other Subscription Rights. Except as set forth in Schedule 2.2(a)(i) hereto and as contemplated herein, there are (i) no outstanding warrants, options, convertible securities or rights to subscribe for or purchase any capital stock or other securities from the Company, (ii) to the best knowledge of the Company, no voting trusts or voting agreements among, or irrevocable proxies executed by, stockholders of the Company, (iii) no existing rights of stockholders to require the Company to register any securities of the Company or to participate with the Company in any registration by the Company of its securities,

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(iv) to the best knowledge of the Company, no agreements among stockholders providing for the purchase or sale of the Company's capital stock and (v) no obligations (contingent or otherwise) of the Company to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof.

                      (c) Validity of Securities. Subject only to approval by the Company's stockholders of the matters set forth in Section 2 of the Certificate of Designation, the Rally's Shares, when issued, sold and delivered in accordance with the terms of this Agreement, and the Rally's Common Stock issuable upon conversion of the Series A Stock, when issued and delivered in accordance with the Certificate of Designation, will be duly authorized, validly issued, fully paid and non-assessable. When the Rally's Shares are sold in accordance with this Agreement, each Seller will have good title to the Rally's Shares sold to such Seller, free and clear of any liens, pledges, claims, options, restrictions or other encumbrances or rights of third parties ("Liens"), other than Liens resulting from the actions of Sellers and restrictions on transfer imposed by the Securities Act of 1933, as amended (the "Securities Act"), applicable state securities laws or this Agreement. The Series A Stock, when issued, sold and delivered in accordance with the terms of this Agreement, will have the rights, preferences and privileges specified in the Certificate of Designation. Holders of shares of the Company's capital stock have no preemptive rights.

           2.3.       Investment Representations.

                      (a) The Company is acquiring the Checkers Shares for its own account, for investment purposes and not with a view to, or for sale in connection with, any distribution of the Checkers Shares in violation of the Securities Act or any applicable state securities law.

                      (b) The Company acknowledges that the certificates representing Checkers Shares to be issued to the Company will bear Checker's standard restrictive legend for unregistered sales of securities.

           2.4. Authorization; Enforceability. The Company has all requisite corporate power and authority to enter into and perform its obligations under this Agreement and to carry out the transactions contemplated by this Agreement. All corporate action on the part of the Company necessary for the authorization, execution, delivery and performance of all of its obligations under this Agreement, including the approval and authorization of this Agreement by a committee of Rally's Board of Directors comprised of persons unaffiliated with any of the Sellers (the "Independent Committee"), has been taken; provided, that the approval of the Independent Committee is subject to receipt of a written opinion of L.H. Friend, Weinress, Frankson & Presson, Inc. ("L.H. Friend") provided for in Section 5.1 hereof. This Agreement had been duly executed and delivered by the Company and constitutes the valid and legally binding obligation of the Company, except as the enforcement hereof may be limited by bankruptcy, insolvency or other laws affecting the enforcement of creditors' rights generally.

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           2.5.       Filing of SEC Reports. The Company has filed with the
Securities and Exchange Commission (the "Commission") all reports and registration statements (the "Company SEC Reports") required under the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder, except to the extent that the failure to file any Company SEC Report will not have a Company Material Adverse Effect (as hereinafter defined). As of their respective dates, the Company SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein not misleading.

           2.6. No Material Adverse Effects. Except as disclosed in a Company SEC Report or other publicly released announcement, no events have occurred since the end of the Company's last fiscal year that, singly or in the aggregate, would reasonably be expected to result in a material adverse change in the condition (financial or otherwise), net assets, business or prospects of the Company and its subsidiaries taken as a whole (a "Company Material Adverse Effect").

           2.7.       Consents and Approvals. Except as set forth on Schedule
2.7 hereto, the execution and delivery by the Company of this Agreement and any related documents and instruments, the offer, issuance and delivery of the Rally's Shares, and the performance by the Company of its obligations under this Agreement and any related documents and instruments do not require the consent of any person or entity under any material agreement to which the Company is a party or otherwise binding on the Company.

           2.8. No Conflict with Documents and Instruments. The execution and delivery by the Company of this Agreement and any related documents and instruments do not, and the performance by the Company of its obligations hereunder and thereunder will not, contravene or constitute a default under (a) the charter or by-laws of the Company, (b) any applicable law or regulation or
(c) any agreement, judgment, injunction, order, decree or other instrument to which the Company is a party or by which the Company and its assets are otherwise bound, which in the case of (b) or (c) would constitute a Company Material Adverse Effect.

           2.9. Full Disclosure. Neither this Agreement, nor any certificates delivered in connection herewith by the Company contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading, in view of the circumstances in which they were made.

           2.10. Brokers and Finders. No person or entity has or will have any valid claim against the Seller as a result of the transactions contemplated herein for any commission, fee or other compensation as a broker or finder or in any similar capacity arising out of any act of the Company.

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                                   ARTICLE 3
                  REPRESENTATIONS AND WARRANTIES OF SELLERS.

           Each Seller represents and warrants as to such Seller that:

           3.1.       Organization, Standing and Qualification.

                      (a) If a corporation or other entity, such Seller is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and is in good standing under the laws of all jurisdictions in which such Seller is required to qualify to do business, except where the failure to so qualify would not result in a Seller Material Adverse Effect (as hereinafter defined).

                      (b) To Seller's knowledge, Checkers is duly organized, validly existing and in good standing under the laws of the State of Delaware and is in good standing under the laws of all jurisdictions in which Checkers is required to qualify to do business, except where the failure to so qualify would not result in a Checkers Material Adverse Effect (as hereinafter defined).

           3.2. Validity of Checkers Shares. The Checkers Shares held by Seller are duly authorized and validly issued in accordance with applicable law, fully paid and nonassessable and, when sold in accordance with this Agreement, the Company will have good title to the Checkers Shares, free and clear of any Liens, other than Liens resulting from the actions of the Company and restrictions on transfer imposed by the Securities Act, applicable state securities laws or this Agreement.

           3.3.       Investment Representations.

                      (a) Seller is acquiring the Rally's Shares for Seller's own account, for investment purposes and not with a view to, or for sale in connection with, any distribution of the Rally's Shares in violation of the Securities Act or any applicable state securities law.

                      (b) Seller acknowledges that the Rally's Shares, including the shares of Rally's Common Stock issuable upon conversion of the Series A Stock, will bear the Company's standard restrictive legend for unregistered sales of securities.

           3.4. Authorization; Enforceability. If a corporation or other entity, such Seller has all requisite power and authority to enter into and perform its obligations under this Agreement and to carry out the transactions contemplated by this Agreement. If an individual, such Seller has full legal capacity to enter into this Agreement and to perform his or her obligations under this Agreement. All action on the part of Seller necessary for the authorization, execution, delivery and performance of all of its, his or her obligations under this Agreement has been taken. This Agreement has been duly executed and delivered by Seller and constitutes the valid and legally

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binding obligation of Seller, except as the enforcement hereof may be limited by bankruptcy, insolvency or other laws affecting the enforcement of creditors' rights generally.

           3.5. Filing of SEC Reports. To Seller's knowledge, Checkers has filed with the Commision all reports and registration statements (the "Checkers SEC Reports") required under the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder, except to the extent that the failure to file any Checkers SEC Report will not have a Checkers Material Adverse Effect (as hereinafter defined). To Seller's knowledge, as of their respective dates, the Checkers SEC Reports did not contain any untrue statement of a material fact or omit to state a fact required to be stated therein or necessary to make the statements made therein not misleading.

           3.6. No Material Adverse Effects. To Seller's knowledge, except as disclosed in a Company SEC Report or other publicly released announcement, no events have occurred since the end of Checkers' last fiscal year that, singly or in the aggregate, would reasonably be expected to result in a material adverse change in the condition (financial or otherwise), net assets, business or prospects of Checkers and its subsidiaries taken as a whole (a "Checkers Material Adverse Effect") or a material adverse effect on the ability of the Sellers to perform their obligations under this Agreement (a "Seller Material Adverse Effect").

           3.7.       Consents and Approvals. Except as set forth on Schedule
3.7 hereto, the execution and delivery by the Seller of this Agreement and any related documents and instruments, the sale and delivery of the Checkers Shares, and the performance by the Seller of Seller's obligations under this Agreement and any related documents and instruments do not require the consent of any person or entity under any material agreement to which such Seller is a party or which is otherwise binding on such Seller.

           3.8. No Conflict with Documents and Instruments. The execution and delivery by the Seller of this Agreement and any related documents and instruments do not, and the performance by the Seller of Seller's obligations hereunder and thereunder will not, contravene or constitute a default under (a) the charter or by-laws of the Seller, if any, or, to the knowledge of Seller, of Checkers, (b) any applicable law or regulation or (c) any agreement, judgment, injunction, order, decree or other instrument to which the Seller or, to the knowledge of Seller, Checkers is a party or by which the Seller and its assets or, to the knowledge of Seller, Checkers and its assets are otherwise bound, which in the case of (b) or (c) would constitute a Checkers Material Adverse Effect or a Seller Material Adverse Effect.

           3.9. Full Disclosure. Neither this Agreement, nor any certificates delivered in connection herewith by the Seller contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading, in view of the circumstances in which they were made, as to such Seller.

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           3.10.      Brokers and Finders. No person or entity has or will have
any valid claim against the Company as a result of the transactions contemplated herein for any commission, fee or other compensation as a broker or finder or in any similar capacity arising out of any act of the Seller.

                                   ARTICLE 4
                            PRE-CLOSING COVENANTS.

           4.1. Mutual Covenants. Each of the parties hereby covenants and agrees that such party will (a) proceed forthwith, but no later than five business days from the date hereof, to file, to the extent not already filed, all notices and documents required under HSR to consummate this Agreement, and
(b) take all action reasonably within its power and authority to duly and timely carry out all of its, his or her obligations hereunder, to perform and comply with all of its, his or her covenants, agreements, representations and warranties hereunder and to cause all conditions to the obligations of the other parties to complete the transactions provided for herein to be satisfied as promptly as possible.

           4.2.       Covenants of Sellers.

           (a) Each Seller hereby undertakes and agrees that, between the effective date of this Agreement and the Closing Date, each will use its, his or her commercially reasonable best efforts to cause Checkers to:

                      (i) do nothing to materially and adversely affect the prospects or continued viability of Checker's business;

                      (ii) pay no extraordinary compensation to any of Checker's officers, directors or stockholders and not incur any additional debt other than in the ordinary course of business;

                      (iii) except in order to satisfy outstanding options and/or warrants and/or other commitments, not issue or sell any of its securities or any securities of any of its subsidiaries, or any rights to acquire such securities;

                      (iv) not pay any dividends, redeem any securities or otherwise cause any asset to be distributed to its stockholders in their capacities as such;

                      (v) promptly inform the Company of any offer or proposal, directly or indirectly, with respect to the sale or transfer of all or any material part of Checker's stock or assets, and shall furnish such information with respect thereto as the Company may request; provided that nothing herein shall preclude Checkers or its Board of Directors from acting in good faith to comply with the Board's fiduciary obligations under applicable law;


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                      (vi)       use its best efforts to preserve intact
Checker's business organization, its goodwill and its customers, suppliers, and others having business relations with it; and

                      (vii) file, to the extent not already filed, all notices and documents required under HSR to consummate this Agreement.

           (b) Each Seller hereby undertakes and agrees to vote its shares of Rally's Common Stock in favor of the conversion provision contained in Section 9 of the Certificate of Designation.

           4.3. Covenants of the Company. The Company undertakes and agrees that, between the effective date of this Agreement and the Closing Date, it will:

                      (a) do nothing to materially and adversely affect the prospects or continued viability of the Company's business;

                      (b) pay no extraordinary compensation to any of its officers, directors or stockholders and shall not incur any additional debt other than in the ordinary course of business;

                      (c) except in order to satisfy outstanding options and/or warrants and/or other commitments, not issue or sell any of its securities or any securities of any of its subsidiaries, or any rights to acquire such securities;

                      (d) not pay any dividends, redeem any securities or otherwise cause any asset to be distributed to its stockholders in their capacities as such;

                      (e) promptly inform Sellers of any offer or proposal, directly or indirectly, with respect to the sale or transfer of all or any material part of the Company's stock or assets, and shall furnish such information with respect thereto as any Seller may request; provided that nothing herein shall preclude the Company or its Board of Directors from acting in good faith to comply with the Board's fiduciary obligations under applicable law; and

                      (f) use its best efforts to preserve intact the Company's business organization, its goodwill and its customers, suppliers, and others having business relations with it.

                                   ARTICLE 5
                       CONDITIONS TO CLOSING OF SELLERS.

           The obligation of Sellers on the Closing Date to purchase the Rally's Shares under this Agreement shall be subject to each of the following conditions precedent, any one or more of which may be waived by each Seller as to itself, himself or herself:

           5.1 Fairness Opinion. The Independent Committee shall have received from L.H. Friend a written opinion, satisfactory in form and substance to the Independent Committee, to the

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effect that the transactions provided for herein and the terms and conditions of this Agreement are fair the Company and to the stockholders of the Company (other than the Sellers), from a financial point of view (the "Fairness Opinion").

           5.2 Representations and Warranties. The representations and warranties made by the Company herein shall be true and accurate on and as of the Closing Date as if made on such Closing Date.

           5.3 Performance. The Company shall have performed and complied with all agreements and conditions contained herein or in other ancillary documents incident to the transactions contemplated by this Agreement required to be performed or complied with by it prior to or at the Closing.

           5.4       Consents.

                      (a) The Company and Sellers shall have secured all permits, consents and authorizations that shall be necessary to consummate this Agreement.

                      (b) Any applicable waiting period under HSR, and the rules and regulations promulgated thereunder, shall have expired or been terminated.

                      (c) The Certificate of Designation shall have been duly filed with the Secretary of State of the State of Delaware.

           5.5 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to Sellers and their respective counsel, and Sellers and their counsel shall have received all such counterpart originals or certified or other copies of such documents as any Seller or its counsel may reasonably request.

                                   ARTICLE 6
                       CONDITIONS TO CLOSING OF COMPANY.

           The obligation of the Company on the Closing Date to issue and sell the Rally's Shares to be purchased under this Agreement shall be subject each of the following conditions precedent, any one or more of which may be waived by the Company:

           6.1. Fairness Opinion. The Independent Committee shall have received the Fairness Opinion.

           6.2 Representations and Warranties. The representations and warranties made by each Seller herein shall be true and accurate as to such Seller on and as of the Closing Date as if made on such Closing Date.

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           6.3        Performance. Each Seller shall have performed and
complied with all agreements and conditions contained herein or in other ancillary documents incident to the transactions contemplated by this Agreement required to be performed or complied with by such Seller prior to or at the Closing.

           6.4        Consents.

                      (a) The Company and Sellers shall have secured all permits, consents and authorizations that shall be necessary to consummate this Agreement.

                      (b) Any applicable waiting period under HSR, and the rules and regulations promulgated thereunder, shall have expired or been terminated.

                      (c) The Certificate of Designation shall have been duly filed with the Secretary of State of the State of Delaware.

           6.5 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Company and its counsel, and the Company and its counsel shall have received all such counterpart originals or certified or other copies of such documents as the Company or its counsel may reasonably request.

           6.6 Minimum Sale. The aggregate amount of Checkers Shares delivered at the Closing pursuant to Sections 1.1 and 1.4(b)(ii) of this Agreement shall be no less than 15,500,000 shares.

                                   ARTICLE 7
                            POST CLOSING COVENANTS.

           7.1. Proxy Statement. At the next annual or special meeting of the Company's stockholders or other action of its stockholders, the Company shall include a proposal in its proxy statement or consent solicitation statement, as the case may be, to approve conversion of the Series A Stock to Common Stock in accordance with the terms of the Certificate of Designation and a recommendation for the approval thereof. The date of the stockholder approval of such proposal is referred to as the "Approval Date." Notwithstanding the foregoing, the Company shall not submit such proposal to its stockholders until the expiration of 90 days after the Closing Date.

           7.2. Reservation of Rally's Common Stock. From and after the effective date of this Agreement, the Company shall continuously maintain in reserve a number of shares of Common Stock equal to the Common Stock issuable upon the Closing of the Agreement and upon conversion of the Series A Stock.

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                                   ARTICLE 8
                        REGISTRATION OF RALLY'S SHARES

           The following provisions govern the registration of the Rally's Common Stock to be issued at the Closing and Common Stock issuable upon conversion of the Series A Stock to be issued at the Closing:

           8.1. Definitions. As used in this Article, the following terms have the following meanings:

                     Form S-3: The form so designated, promulgated by the Commission for registration of securities under the Securities Act, and any forms succeeding to the functions of such form, whether or not bearing the same designation.

                     Holder: A holder of Registrable Securities, provided that anyone who acquires any Registrable Securities in a distribution pursuant to a registration statement filed by the Company under the Securities Act or in a transaction under Rule 144 under the Securities Act shall not thereby be deemed to be a "Holder."

                     Register, registered and registration: A registration effected by filing a registration statement in compliance with the Securities Act and the declaration or ordering by the Commission of effectiveness of such registration statement.

                     Registrable Securities: All shares of Rally's Common Stock sold hereunder or issuable upon conversion of, or payment of any dividends in shares of Common Stock on, the Series A Stock and held by the Sellers upon consummation of the transactions contemplated herein.

           8.2.      Shelf Registration.

                     (a)        Filing; Effectiveness.

                                 (i)        As soon as practicable, but in no
event more than 45 days after the date of this Agreement, the Company shall prepare and file with the Commission a "shelf" registration statement (the "Shelf Registration Statement") on the appropriate form for an offering by Sellers to be made on a continuous or extended basis pursuant to Rule 415 under the Securities Act, or such successor rule or similar provision then in effect ("Rule 415"), covering all of the Registrable Securities issuable at the Closing Date.

                                 (ii)       As soon as practicable, but in no
event more than 45 days after the Approval Date or the date of a Dividend paid in Common Stock, the Company shall prepare and file with the Commission a shelf registration statment (a "Subsequent Shelf Registration Statement" and, together with the Shelf Registration Statement, the "Registration

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Statements") on the appropriate form for an offering by the Sellers to be made on a continuous or extended basis pursuant to Rule 415 covering all of the Registrable Securities issued upon conversion of the Series A Stock or payment of such Dividend, as the case may be.

                                 (iii)      The Company shall use its
commercially reasonable best efforts to have the Registration Statements declared effective within 90 days after their respective filings are made and to keep such Registration Statements continuously effective for the period beginning on such date and ending on the earlier of (A) the date on which the Holders no longer hold any Registrable Securities and (ii) the date that is two years after the effective date of the respective Registration Statement.

                      (b) Effective Registration. A registration will not be deemed to have been effective unless the Registration Statement with respect thereto has been declared effective by the Commission and the Company has complied in all material respects with its obligations under this Agreement with respect thereto; provided, however, that if after it has been declared effective, the offering of Registrable Securities pursuant to a Registration Statement is interfered with by any stop order, injunction or other order or requirement of the Commission or any other governmental agency or court, such Registration Statement will be deemed not to have become effective during the period of such interference until the offering of Registrable Securities pursuant to such Registration Statement may legally resume. If a registration made pursuant to this Section 8.2 is deemed not to have been effected, then the Company shall continue to be obligated to effect a registration pursuant to this Section 8.2.

                      (c) Form Used for Registration. In the event that Form S-3 is not available for use by the Company for a Registration Statement pursuant to this Section 8.2, the Company shall prepare and file a registration statement on such form as shall be available for use by the Company at the time the Company is obliged to prepare and file a registration statement hereunder. In the event that Form S-3 thereafter becomes available for use by the Company, the Company may prepare and file such Form S-3 in order to comply with its obligations hereunder.

           8.3.       Demand Registration.

                      (a)        Request for Registration. Subject to Section
8.7 hereof, from time to time after the Shelf Registration Statement or the Subsequent Shelf Registration Statement, as the case may be, ceases to be effective, one or more of the Holders may make written demand that the Company file a registration statement (a "Demand Registration Statement") under the Securities Act with the Commission to register shares of Registrable Securities formerly covered by the Shelf Registration Statement or the Subsequent Shelf Registration Statement, with an aggregate market value of at least $1,000,000, which demand shall specify the number of Registrable Securities intended to be disposed of by each such Holder and the intended method of distribution thereof. Within 10 days after receipt of such request, the Company shall give written notice of such registration request to all other Holders. Any Holder electing to participate in such Demand Registration Statement shall deliver a written request, which request shall specify the number of Registrable Securities intended to be disposed of by such Holder and the intended method of distribution thereof, within 15 days after the receipt by the applicable Holders of the notice from the Company of a request for Demand Registration Statement. Thereupon, the Company shall prepare and file such Demand Registration Statement and shall include therein all Registrable Securities with respect to which the Company has received written demand or request for registration. The Company shall use commercially reasonable efforts to have the Demand Registration Statement declared effective on or before the date which is 120 days after receipt by the Company of the applicable request for filing of a Demand Registration Statement (a "Demand Registration Filing Date").

                      (b) Effective Registration. The Company's obligations with respect to a Demand Registration Statement will not be deemed to have been satisfied unless the applicable Demand Registration Statement has been declared effective by the Commission and the Company has complied in all material respects with its obligations under this Agreement with respect thereto; provided, however, that if after it has been declared effective, the offering of Registrable Securities pursuant to a Demand Registration Statement is interfered with by any stop order, injunction or other order or requirement of the Commission or any other governmental agency or court, such Demand Registration Statement will be deemed not to have become effective during the period of such interference until the offering of Registrable Securities pursuant to such Demand Registration Statement may legally resume. If a registration requested pursuant to this Section 8.3 is deemed not to have been effected, then the Company shall continue to be obligated to effect a registration pursuant to this Section 8.3.

                      (c) Selection of Underwriter. If the Holders elect to conduct an offering pursuant to a Demand Registration Statement in the form of an underwritten offering, a majority in interest of the requesting the Holders participating in such Demand Registration Statement shall have the right to designate and to select one or more nationally recognized firms of investment bankers reasonably acceptable to the Company to act as the book-running managing underwriter or underwriters in connection with such offering and shall select any additional investment bankers and managers reasonably acceptable to the Company to be used in connection with the offering.

           8.4.       Piggy-Back Registration.

                      (a) Request for Registration. At any time from and after the termination of effectiveness of the Registration Statements, each time the Company proposes to file a registration statement under the Securities Act with respect to an offering by the Company for its own account or for the account of its security holders of any class of equity security (other than a registration statement (A) on Form S-4 or S-8 (or any substitute form that is adopted by the Commission), (B) filed in connection with an exchange offer or offering of securities solely to the Company's existing security holders) or
(C) filed in connection with an acquisition, merger or similar transaction, the Company shall give written notice of such proposed filing to the Holders of Registrable Securities as soon as practicable (but in no event less than ten business days before the anticipated filing date), and such notice shall offer such Holders the opportunity to register such number of shares of Registrable Securities as each such Holder may request (which request shall specify the Registrable Securities intended to be disposed of by such Holder and the intended method of distribution thereof) (a "Piggy-Back Registration"). The Company shall use commercially reasonable best efforts to cause the managing underwriter or underwriters of a proposed underwritten offering to permit the Registrable Securities requested to be included in a Piggy-Back Registration to be included on the same terms and conditions as any other similar securities of the Company or any other security holder included therein and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method of distribution thereof. Any Holder shall have the right to withdraw its request for inclusion of its Registrable Securities in any registration statement pursuant to this Section 8.4(a) by giving written notice to the Company of such withdrawal. The Company, in its sole discretion, may withdraw a Piggy-Back Registration at any time prior to the time it becomes effective, provided that the Company shall give immediate notice of such withdrawal to the Holders of Registrable Securities requested to be included in such Piggy-Back Registration.

                      (b) Reduction of Offering. In connection with an underwritten offering where Piggy-Back Registration has been requested as provided in Section 9.4(a), the Company shall use commercially reasonable efforts to cause all Registrable Securities requested to be included in such Piggy-Back Registration to be included as provided in Section 9.4(a). If the managing underwriter or underwriters of any such underwritten offering have given written notice to the Holders of Registrable Securities requesting inclusion in such offering that it is their opinion that the total number of shares which the Company, Holders of Registrable Securities and any other persons participating in such registration intend to include in such offering is such as to materially and adversely affect the success of such offering, then (i) the number of shares to be offered for the account of all other persons (other than the Company and the Holders) participating in such registration other than pursuant to demand registration rights shall be reduced or limited (to zero if necessary) pro rata in proportion to the respective number of shares requested to be registered by such persons to the extent necessary to reduce the total number of shares requested to be included in such offering to the number of shares, if any, recommended by the managing underwriter or underwriters and (ii) if such managing underwriter or underwriters recommend a further reduction in the number of shares in the offering, then the number of shares to be offered for the account of the Holders shall be reduced or limited (to zero if necessary) pro rata in proportion to the respective number of shares requested to be registered by such Holders to the extent necessary to reduce the total number of shares requested to be include in such offering to the number of shares, if any, recommended by such managing underwriter or underwriters.

                      (c) In the case of any registration initiated by the Company, the Company shall have the right to designate the managing underwriter in any underwritten offering.

           8.5. Registration Procedures. In connection with the obligations of the Company to effect or cause the registration of any Registrable Securities pursuant to the terms and conditions of this Agreement, the Company shall use its commercially reasonable best efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method of distribution, and in connection therewith, the Company will:

                      (i) prepare and file with the Commission a registration statement with respect to such shares and use commercially reasonable efforts to cause such registration statement to become and remain effective as provided herein;

                      (ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and current and to comply with the provisions of the Securities Act with respect to the disposition of all shares covered by such registration statement, including such amendments and supplements as may be necessary to reflect the intended method of disposition from time to time of the prospective seller or sellers of such shares;

                      (iii) furnish to each prospective seller such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents, as such seller or the managing underwriter may reasonably request in order to facilitate the public sale or other disposition of the shares owned by such seller;

                      (iv) use commercially reasonable best efforts to register or qualify the shares covered by such registration statement under such other securities or blue sky or other applicable laws of such jurisdiction within the United States as each prospective seller shall reasonably request, to enable such seller to consummate the public sale or other disposition in such jurisdictions of the shares owned by such seller; provided, however, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not at the time so qualified or to take any action which would subject it to service of process in suits other than those arising out of the offer or sale of the Registrable Securities covered by such registration statement in any jurisdiction where it is not at the time so subject;

                      (v) furnish to each prospective seller a signed counterpart, addressed to the prospective sellers, of an opinion of counsel for the Company, dated the effective date of the registration statement, covering substantially the same matters with respect to the registration statement (and the prospectus included therein) as are customarily covered (at the time of such registration) in opinions of issuer's counsel delivered to the underwriters in underwritten public offerings of securities;

                      (vi) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering; each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement;

                      (vii) notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act or the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

                      (viii) apply for listing and use its commercially reasonable best efforts to list the Registrable Securities being registered on any national securities exchange on which a class of the Company's equity securities are listed or, if the Company does not have a class of equity securities listed on a national securities exchange, apply for qualification and use its commercially reasonable best efforts to qualify the Registrable Securities being registered for inclusion on the automated quotation system of the National Association of Securities Dealers, Inc. or on a national securities exchange; and

                      (ix) Provide a transfer agent and registrar for all Registrable Securities registered hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

           8.6.       Information by Holder

                      (a) Each Holder of Registrable Securities and each underwriter designated by a majority in interest of the requesting Holders, will furnish to the Company such information as the Company may reasonably require from such seller or underwriter in connection with the registration statement (and the prospectus included therein).

                      (b) Failure of a prospective seller of Registrable Securities to furnish the information and agreements described in this Section
8.6 shall not affect the obligations of the Company under this Article 8 to Holders who furnish such information and agreements, unless such failure impairs or may impair the viability of the offering or the legality of the registration statement or the underlying offering.

           8.7.       Limitations on Required Registrations

                      (a) The Company shall not be required to effect more than one registration in any twelve-month period, or more than an aggregate of three registrations, pursuant to Section 8.3 hereof for all Holders on a combined basis.

                      (b) If at the time of any demand to register Registrable Securities pursuant to Section 8.3 hereof, the Company is engaged, or has fixed plans to engage within 90 days of the time of the request, in a registered public offering as to which the Holders may include such Stock pursuant to Section 8.4 hereof or is engaged in any other activity that, in the good faith determination of the Company's Board of Directors, would be adversely affected by the demanded registration to the material detriment of the Company, then the Company may at its option direct that such demand be delayed for a period not in excess of six months from the effective date of such offering, or the date or commencement of such other material activity, as the case may be, such right to delay a demand to be exercised by the Company not more than once in each 12 month period while the rights set forth in Section 8.3 are in effect.

                      (c) Notwithstanding anything to the contrary in this Agreement, the obligation of the Company pursuant to Section 8.3 hereof shall expire on the seventh anniversary of the Closing.

           8.8. Expenses of Registration. All expenses incurred in effecting any registration pursuant to Sections 8.2, 8.3 and 8.4 including, without limitation, all registration and filing fees, printing expenses, expenses of compliance with blue sky laws, fees and disbursements of counsel for the Company, and expenses of any audits incidental to or required by any such registration, shall be borne by the Company, except:

                      (a) all expenses, fees and disbursements of any counsel retained by the Holders, and all underwriting discounts and commissions shall be borne by the Holders of the securities registered pursuant to such registration, pro rata according to the quantity of their securities so registered;

                      (b) the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 8.3 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered pursuant thereto (in which case all participating Holders shall bear such expenses); and

                      (c) a Holder who withdraws from an underwritten registration pursuant to Section 8.3 shall be required to pay the percentage of the expenses of such registration which is equal to the percentage that the number of shares such Holder requested to be registered bears to the total number of shares to be registered.

           8.9.       Indemnification

                      (a) Indemnification by Company. To the extent permitted by law, the Company will indemnify each Holder requesting or joining in a registration, each agent, officer and director of such Holder, each person controlling such Holder and each underwriter and selling broker of the securities so registered (each, an "Indemnitee" and collectively, "Indemnitees") against all claims, losses, damages and liabilities, or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering, circular or other document incident to any registration, qualification or compliance (or in any related registration statement, notification or the like) or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act, the Exchange Act, or state securities laws or any rule or regulation promulgated under the Securities Act, the Exchange Act or a state securities law, in each case applicable to the Company, and will reimburse each Indemnitee for any legal and any other fees and expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, provided however, that the Company will not be liable to any Indemnitee in any such case to the extent that any such claim, loss, damage or liability is caused by any untrue statement or omission based upon written information furnished to the Company by an instrument duly executed by such Indemnitee for use therein and except that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any such untrue statement (or alleged untrue statement) or omission (or alleged omission) made in the preliminary prospectus but eliminated or remedied in the amended prospectus on file with the Commission at the time the registration statement becomes effective or in the amended prospectus filed with the Commission pursuant to Rule 424(b) (the "Final Prospectus"), such indemnity agreement shall not inure to the benefit of any underwriter or any Indemnitee if there is no underwriter, if a copy of the Final Prospectus was not furnished by such underwriter of Indemnitee to the person or entity asserting the loss, liability, claim or damage at or prior to the time such furnishing is required by the Securities Act and such underwriter or Indemnitee was required under the Securities Act to furnish such Final Prospectus; provided further, that this indemnity shall not be deemed to relieve any underwriter of any of its due diligence obligations; provided, further, that the indemnity agreement contained in this Section 8.9(a) shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld.

                      (b) Indemnification by Holders. To the extent permitted by law, each Holder (severally and not jointly) requesting or joining in a registration and each underwriter and selling broker of the securities so registered will indemnify the Company and its officers and directors and each person, if any, who controls any thereof within the meaning of Section 15 of the Securities Act, and their respective successors against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other documents incident to any registration, qualification or compliance (or in any related registration statement, notification or the like) or any omission (or alleged omission) to state therein a material fact required to be so stated therein or necessary to make the statements therein not misleading and will reimburse the Company and each other person indemnified pursuant to this paragraph (b) for any legal and any other fees and expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, provided, however, that this paragraph (b) shall apply only if (and only to the extent that) such statement or omission was made in reliance upon and in strict conformity with written information (including, without limitation, written negative responses to inquiries) furnished to the Company by an instrument duly executed by such Holder, underwriter or selling broker and stated to be specifically for use in such prospectus, offering circular or other document (or related registration statement, notification or the like) or any amendment or supplement thereto; provided, that the indemnity agreement contained in this
Section 8.9(b) shall not apply to amounts paid in settlement or any such claim, loss, damage, liability or action if such settlement is effected without the consent of the Holder or underwriter, as the case may be, which consent shall not be unreasonably withheld and provided, further, that the obligation of any such Holder shall be limited to an amount equal to the net proceeds received by such Holder from the sale of the Registered Securities in such offering contemplated herein, unless such claim, loss, damage, liability or action resulted from such Holder's fraudulent misconduct.

                      (c) Each party entitled to indemnification hereunder (the "Indemnified Party") shall give notice to the party required to provide the indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party (at its expense) to assume the defense of any claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, shall conduct the defense of such claim or litigation, shall be reasonably satisfactory to he Indemnified Party and the Indemnified Party may participate in such defense at such party's expense, and provided further that the omission by any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 8.9 except to the extent that the omission results in a failure of actual notice to the Indemnifying Party and such Indemnifying Party is damaged solely as a result of the failure to give notice. The Indemnified Party may retain separate counsel; provided that the fees and expenses of such separate counsel shall be paid by the Indemnifying Party only if the Indemnified Party reasonably concludes that there may be defenses available to it, him or her which are different from or additional to those available to the Indemnifying Party and the Indemnifying Party approves such conclusion, which approval shall not be unreasonably withheld. No Indemnifying Party, in the defense of any such claim or litigation, shall consent, except with the consent of each Indemnified Party, to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

                      (d)        If the indemnification provided for in this
Section 8.9 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expenses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. This relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

                      (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

                      (f) The reimbursement required by this Section 8.9 shall be made by periodic payments during the course of the investigation or defense, as and when bills are received or expenses incurred.

                      (g)        The obligations of the Company under this
Section 8.9 shall survive the conversion, if any, of the Series A Stock, the completion of any offering of Registrable Securities in a registration statement under this Section 8, or otherwise.

           8.10. Transfer of Registration Rights. The registration rights granted to Holders under this Article 8 may be transferred but only to (i) a transferee who shall acquire not less than the greater of 6,000 shares of Registrable Securities or 50% of the Registrable Securities held by any Holder and (ii) affiliates of any Holder. Any such transfer shall become effective only after receipt by the Company of (i) a written notice of the transfer, including the name, address and tax payer identification number of the transferee and the number of Registrable Securities transferred, and (ii) an agreement executed by the transferee to be bound by the terms of this Agreement.

           8.11. "Stand Off" Agreement. In consideration for the Company performing its obligations under this Section 8, Holders agree that for a period of time (not to exceed 120 days) from the effective date of any registration of an underwritten public offering of securities of the Company (upon request of the Company or of the underwriters managing such underwritten offering), Holder shall not sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Securities or any other stock of the Company held by Holder, other than shares of Registrable Securities included in the registration without the prior written consent of the Company or such underwriters, as the case may be.

           8.12. Delay of Registration. A Holder shall have no right to take any action to restrain, enjoin, or otherwise delay any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Article.

           8.13. Reports Under the Securities Act and the Exchange Act. With a view to making available to the Holders the benefits of any rule or regulation of the Commission that may at any time permit a Holder to sell securities of the Company to the public pursuant to a registration on Form S-3, the Company agrees to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act.

           8.14. Affiliate Status of Holder. At any time after the second anniversary of the issuance of any Registrable Securities, if a Holder is not, and has not been for at least the prior three months, an affiliate of the Company for purposes of Rule 144 under the Securities Act and delivers to the Company an opinion to that effect from counsel reasonably acceptable to the Company, such Holder may request the Company to remove any related restrictive legend on such Holder's certificates representing shares of Rally's Common Stock, which request the Company agrees to honor promptly in the normal course of business. After such removal, the owner of any such shares no longer shall be a Holder and such shares no longer shall be Registrable Securities subject to this Article 8.

                                   ARTICLE 9
                                 MISCELLANEOUS

           9.1. Expenses. Each party to this Agreement shall bear its own expenses relating to the preparation, execution, delivery and performance of this Agreement and all transactions contemplated thereby.

           9.2. Survival of Agreements. All agreements, presentations and warranties and covenants contained herein or made in writing by or on behalf of any party in connection with the transactions contemplated hereby shall survive the execution and delivery of this Agreement (despite any investigation at any time made by any other party or on its behalf). All statements contained in any certificate or other instrument executed and delivered by any party or its duly authorized officers or representatives pursuant hereto in connection with the transactions contemplated hereby shall be deemed representations by the that party hereunder.

           9.3. Sellers' Obligations Several. Each Seller's obligations under this Agreement are several, and no Seller is jointly obligated hereunder to render the performance of any other Seller, nor excused from performance hereunder by reason of any other Seller's nonperformance.

           9.4. Notices. All notices, requests, consents and other communications herein shall be in writing and shall be deemed to be delivered
(i) on the date delivered, if personally delivered or transmitted via facsimile with return confirmation of such transmission; (ii) on the business day after the date sent, if sent by recognized overnight courier service and (iii) on the fifth day after the date sent, if mailed by first-class certified mail, postage prepaid and return receipt requested, as follows:

                      If to the Company:     Rally's Hamburgers, Inc.
                                             10002 Shelbyville Road, Suite 150
                                             Louisville, Kentucky 40223
                                             Attention:  James J. Gillespie
                                             Facsimile No: (502) 245-3619
                                             Telephone No: (502) 245-8900

                     with copies to:         Greenebaum Doll & McDonald, PLLC
                                             3300 First National Tower
                                             Louisville, Kentucky  40202
                                             Attention:  Patrick Welsh, Esq.
                                             Facsimile No.: (502) 587-3695
                                             Telephone No.: (502) 589-4200

                                     Christensen, Miller, Fink, Jacobs, Glaser,
                                         Weil & Shapiro, LLP
                                     2121 Avenue of the Stars, Eighteenth Floor
                                     Los Angeles, California 90067
                                     Attention:  Janet S. McCloud, Esq.
                                     Facsimile No:  (310) 556-2920
                                     Telephone No.: (310) 553-3000

                     If to Sellers:  To the parties at such addresses as are
                                     listed on Exhibit A attached hereto

or other such addresses as each of the parties hereto may provide from time to time in writing to the other parties.

           9.5. Modifications; Waiver. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally or in writing, except that any provision of this Agreement may be amended and the observance of any such provision may be waived (either generally or in a particular instance and either retroactively or prospectively) with (but only with) the written consent of the Company and each of the Sellers.

           9.6 Entire Agreement. This Agreement, together with the schedules and exhibits attached hereto and made a part hereof, contains the entire agreement between the parties with respect to the transactions contemplated hereby, and supersedes all negations, agreements, representations, warranties, commitments, whether in writing or oral, prior to the date hereof.

           9.7 Successors and Assigns. Except as otherwise expressly provided in this Agreement, all of the terms of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and transferees of the parties hereto.

           9.8        Enforcement.

                      (a) Remedies at Law or in Equity. If any party hereto shall default in any of its obligations under this Agreement or if any representation or warranty made by or on behalf of it in this Agreement or in any certificate, report or other instrument delivered by it under or pursuant to any term hereof shall be untrue or misleading in any material respect as of the date of this Agreement or as of the Closing Date or as of the date it was made, furnished or delivered, any other party may proceed to protect and enforce its rights by suit in equity or action at law, whether for the specific performance of any term contained in this Agreement, injunction against the breach of any such term or in furtherance of the exercise of any power granted in this Agreement, or to enforce any other legal or equitable right of such party or to take any one of more of such actions. In the event any party brings such an action against another, the prevailing party in such dispute, as determined by a final non-appealable order, shall be entitled to recover from the losing party all fees, costs and expenses enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

                      (b) Remedies Cumulative; Waiver. No remedy referred to herein is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to above or otherwise available at law or in equity. No express or implied waiver by any party of any default shall be a waiver of any future or subsequent default. The failure or delay of any party in exercising any rights granted hereunder shall not constitute a waiver of any such right and any single or partial exercise of any particular right by any party shall not exhaust the same or constitute a waiver of any other right provided herein.

           9.9 Execution and Counterparts; Facsimile Execution. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and all such counterparts together shall constitute one instrument. In addition, to the extent that receipt is confirmed, this Agreement may be executed and sent by telecopy with the original to follow by a nationally recognized overnight delivery service.

           9.10 Governing Law; Jurisdiction; and Severability. This Agreement shall be governed by the internal laws of the State of Delaware, without regard to principles of conflicts of law. Each party hereto consents to the jurisdiction of any federal court located in the State of California, County of Los Angeles for the purpose of any action, suit or proceeding arising out of or based on this Agreement or any provision hereof. In the event any provision of this agreement of the application of any such provision to any party shall be held by a court of competent jurisdiction to be contrary to law, the remaining provisions of this agreement shall remain in full force and effect.

           9.11 Headings. The descriptive headings of the Sections hereof and the Schedules and Exhibits hereto are inserted only and do not constitute a part of this Agreement.

[THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

           IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their duly authorized officers as of the date first written above.

                                 THE COMPANY:

                                 RALLY'S HAMBURGERS, INC.

                                 By:
                                    -------------------------------------------
                                 Name:
                                       ----------------------------------------
                                 Title:
                                        ---------------------------------------


                                 SELLERS:

                                 CKE RESTAURANTS, INC.

                                 By:
                                    -------------------------------------------
                                 Name:
                                       ----------------------------------------
                                 Title:
                                        ---------------------------------------


                                 FIDELITY NATIONAL FINANCIAL, INC.

                                 By:
                                    -------------------------------------------
                                 Name:
                                       ----------------------------------------
                                 Title:
                                        ---------------------------------------

                                 GIANT GROUP, LTD.

                                 By:
                                    -------------------------------------------
                                 Name:
                                       ----------------------------------------
                                 Title:
                                        ---------------------------------------



                                 ----------------------------------------------
                                                 DAVID GOTTERER


                                 ----------------------------------------------
                                                 BURT SUGARMAN

                                    -------------------------------------------
                                              MARY HART SUGARMAN

                                    AJ SUGARMAN

                                    By:
                                       ----------------------------------------
                                    Name:
                                          -------------------------------------
                                    Title:
                                           ------------------------------------




                                    -------------------------------------------
                                                  DAVID MALCOLM



                                    -------------------------------------------
                                                  TERRY CHRISTENSEN



                                    -------------------------------------------
                                                  TERRY CHRISTENSEN, AS
                                                  TRUSTEE FOR THE RETIRE-
                                                  MENT PLAN FOR THE EMPLOY-
                                                  EES OF TERRY CHRISTENSEN, A
                                                  PROF. CORP.

                                    -------------------------------------------
                                                  AL SUGARMAN



                                    THE TRAVELERS INDEMNITY COMPANY


                                    By:
                                       ----------------------------------------
                                    Name:
                                          -------------------------------------
                                    Title:
                                           ------------------------------------

                                    -------------------------------------------
                                                 WILLIAM P. FOLEY II


                                    -------------------------------------------
                                                 FRANK WILLEY


                                    -------------------------------------------
                                                 CARL STRUNK


                                    -------------------------------------------
                                                 ANDREW PUZDER

                                    WEDBUSH MORGAN, AS CUSTODIAN
                                    FOR THE PATRICK F. STONE IRA,
                                    ACCOUNT # 78785255



                                    By:
                                       ----------------------------------------
                                    Name:
                                          -------------------------------------
                                    Title:
                                           ------------------------------------



                                    -------------------------------------------
                                                 WILLIAM IMPARATO


                                    -------------------------------------------
                                                 DANIEL D. LANE


                                    -------------------------------------------
                                                 DANNY LANE

                                      -----------------------------------------
                                                CARY H. THOMPSON


                                      -----------------------------------------
                                                STEPHEN C. MAHOOD


                                      -----------------------------------------
                                                CARL L. KARCHER


                                      -----------------------------------------
                                                CARL N. KARCHER


                                      -----------------------------------------
                                                W. HOWARD LESTER


                                      -----------------------------------------
                                                C. THOMAS THOMPSON


                                      BYRON E. AND SHARON K. ALLUMBAUGH,
                                      TRUSTEES OF THE BYRON AND SHARON
                                      ALLUMBAUGH REVOCABLE TRUST
                                      DTD 1/2/91

                                      By:
                                         --------------------------------------
                                      Name:
                                            -----------------------------------
                                      Title:
                                             ----------------------------------

                                    MERRILL LYNCH, AS TRUSTEE FOR
                                    THE ERNIE SMITH IRA, ACCOUNT
                                    #223-86756

                                    By:
                                       ----------------------------------------
                                    Name:
                                          -------------------------------------
                                    Title:
                                           ------------------------------------


                                    -------------------------------------------
                                                   RON MAUDSLEY

                                    MERRILL LYNCH, AS TRUSTEE FOR THE
                                    PAUL DEFALCO IRA, ACCOUNT #223-8301


                                    By:
                                       ----------------------------------------
                                    Name:
                                          -------------------------------------
                                    Title:
                                           ------------------------------------

                                   EXHIBIT A

                                                               Rally's
                                      Checker's        -----------------------
                                    Common Shares       Common       Preferred
                                        to be           Shares        Shares
                                      Converted         Issued        Issued
                                    -------------      ---------     ---------
CKE Restaurants, Inc.                  12,754,885      2,798,080      28,619
Fidelity National Financial, Inc.       1,680,616        368,673       3,771
GIANT GROUP, LTD.                         200,045         43,869         449
David Gotterer                            113,438         24,838         255
Burt Sugarman                             113,438         24,838         255
Mary Hart Sugarman                        272,230         59,702         611
A J Sugarman                               27,168          5,955          61
David Malcolm                             272,230         59,702         611
Terry Christenson                          55,353         12,162         124
Al Sugarman                                45,353          9,925         102
Travelers                               1,270,769             --       5,639
William P. Foley II                       453,754         99,553       1,018
Frank Willey                              226,877         49,776         509
Carl Strunk                                64,353         14,156         144
Andrew Puzder                              45,353          9,925         102
Pat Stone                                  45,353          9,925         102
William Imparato                          226,877         49,776         509
Daniel D. Lane                            181,522         39,850         407
Danny Lane                                 45,353          9,925         102
Cary H. Thompson                           45,353          9,925         102
Stephen C. Mahood                          90,707         19,851         204
Carl L. Karcher                           226,877         49,776         509
Carl N. Karcher                            90,707         19,851         204
C. Howard Lester                          272,230         59,702         611
C. Thomas Thompson                         45,353          9,925         102
Byron Allumbaugh                           90,707         19,851         204
Ernie Smith                                45,353          9,925         102
Ron Maudsley                               45,353          9,925         102
Paul De Falco                              53,353          9,975         137
                                       ----------      ---------      ------
Total                                  19,100,960      3,909,336      45,667
                                       ==========      =========      ======

CKE Restaurants
1200 N. Harbor Boulevard
Anaheim, CA  92803

Fidelity National Financial, Inc.
17911 Von Karman Avenue
Suite 300
Irvine, CA  92614

GIANT GROUP, LTD.
9000 Sunset Boulevard
16th Floor
Los Angeles, CA  90069

David Gotterer
425 E. 58th Street
New York, NY  10022

Burt Sugarman
c/o GIANT GROUP, LTD.
9000 Sunset Boulevard
16th Floor
Los Angeles, CA  90069

Mary Hart Sugarman
c/o GIANT GROUP, LTD.
9000 Sunset Boulevard
16th Floor
Los Angeles, CA  90069

A J Sugarman
c/o GIANT GROUP, LTD.
9000 Sunset Boulevard
16th Floor
Los Angeles, CA  90069

David Malcolm
509 Beacon Place
Chula Vista, CA  91910

Terry N. Christensen
2121 Avenue of the Stars, 1800
Los Angeles, CA  90067

Terry N. Christensen, as Trustee for the
Retirement Plan for the Employees of
Terry Christensen, a Prof. Corp.
2121 Avenue of the Stars, 1800
Los Angeles, CA  90067

Al Sugarman
c/o GIANT GROUP, LTD.
9000 Sunset Boulevard
16th Floor
Los Angeles, CA  90069

The Travelers Indemnity Company
388 Greenwich Street
36th Floor
New York, NY  10013

William P. Foley II
3916 State Street
Suite 300
Santa Barbara, CA  93105

Frank P. Willey
3916 State Street
Suite 300
Santa Barbara, CA  93105

Carl A. Strunk
3916 State Street
Suite 300
Santa Barbara, CA  93105

Andrew F. Puzder
3916 State Street
Suite 300
Santa Barbara, CA  93105

Wedbush Morgan, as Custodian for the
Patrick F. Stone IRA, Account #78785255

3916 State Street
Suite 300
Santa Barbara, CA 93105

William A. Imparato
1515 East Missouri
Building A
Phoenix, AZ  85015

Daniel D. Lane
14 Corporate Plaza
Newport Beach, CA  92660

Danny Lane
14 Corporate Plaza
Newport Beach, cA  92660

Cary H. Thompson
c/o Aames Financial
350 So. Grand
52nd Floor
Los Angeles, CA  90070

Stephen C. Mahood
500 Crescent Court
Suite 270
Dallas, TX  75201

Carl L. Karcher
72-875 Fred Waring Drive
Suite C
Palm Desert, CA  92660

Carl Nicholas Karcher
1200 N. Harbor Blvd.
Anaheim, CA  92803

C. Howard Lester
3250 Van Ness
San Francisco, CA  94109

C. Thomas Thompson
1200 N. Harbor Blvd.
Anaheim, CA  92803


Byron E. and Sharon K. Allumbaugh, Trustees of the
Byron and Sharon Allumbaugh Revocable Trust DTD 1/2/91
33 Ridgeline Drive
Newport Beach, CA  92660

Merrill Lynch, as Trustee for the Ernie Smith IRA, Account #223-86756 3916 State Street
Suite 300
Santa Barbara, CA  93105

Ron Maudsley
3916 State Street
Suite 300
Santa Barbara, CA  93105

Merrill Lynch, as Trustee for the Paul De Falco IRA, Account #223-83014 3916 State Street
Suite 300
Santa Barbara, CA  93105